            As filed with the Securities and Exchange Commission on June 5, 2001
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            SUNGARD DATA SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                        51-0267091
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                                ---------------

                               1285 DRUMMERS LANE
                            WAYNE, PENNSYLVANIA 19087
                    (Address of principal executive offices)

                                ---------------


                     LOANET HOLDINGS, INC. STOCK OPTION PLAN
                  LOANET HOLDINGS, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plans)

                                ---------------

                           LAWRENCE A. GROSS, ESQUIRE
                            SUNGARD DATA SYSTEMS INC.
                               1285 DRUMMERS LANE
                            WAYNE, PENNSYLVANIA 19087
                                 (610) 341-8700
                            Facsimile (610) 341-8115
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                          Copies of Communications to:

                            FRANCIS E. DEHEL, ESQUIRE
                        BLANK ROME COMISKY & McCAULEY LLP
                                ONE LOGAN SQUARE
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 569-5500
                            Facsimile (215) 569-5555

                         CALCULATION OF REGISTRATION FEE


=================================================================================================================
                                                Proposed Maximum                                   Amount of
Title of Securities to be      Amount to be    Offering Price per   Proposed Maximum Aggregate Registration Fee
Registered                    Registered (1)       Share (2)            Offering Price (2)            (2)
-----------------------------------------------------------------------------------------------------------------
Common Stock                  634,081 shares         $18.53               $11,749,520.93            $2,938
=================================================================================================================

(1) This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2) The offering price per share and the aggregate offering price are based upon the weighted average exercise price for shares subject to outstanding options granted by LOANET HOLDINGS, INC.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Item 1. Plan Information

     The document(s) containing the information specified in Item 1 will be sent or given to participants as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

     Item 2. Registrant Information and Employee Plan Annual Information

     The document(s) containing the information specified in Item 2 will be sent or given to participants as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Item 3. Incorporation of Certain Documents by Reference

     The following documents filed with the Commission are incorporated herein by reference:

          (a) the latest Annual Report of SunGard Data Systems Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 2000 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in clause (a) above; and

          (c) the description of the Company's Common Stock which is incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 1-12989) filed on May 14, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All reports and other documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Item 4. Description of Securities

     Not applicable.

     Item 5. Interests of Named Experts and Counsel

     Not applicable.

     Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company's Certificate of Incorporation, as amended, and Bylaws provide for indemnification of the Registrant's officers and directors to the maximum extent permitted by Delaware Law.

     The Company has also entered into indemnification agreements with its directors and officers providing for indemnification to the fullest extent permitted by Delaware Law and, in certain respects, the indemnification agreements provide greater protection than that specifically provided for by Delaware Law. The indemnification agreements do not provide indemnification for, among other things, conduct which is found to be knowingly fraudulent or deliberately dishonest, or for willful misconduct.

     The Company has obtained directors' and officers' liability insurance for the benefit of the Company and its stockholders in the amount of $100 million.

     Item 7. Exemption from Registration Claimed

     Not applicable.

     Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement.

     Exhibit No.       Description
     ----------        -----------

     5.1               Opinion of Blank Rome Comisky & McCauley LLP.

     23.1              Consent of PricewaterhouseCoopers LLP.

     23.2              Consent of Blank Rome Comisky & McCauley LLP (included in
                       Exhibit 5.1 to this Registration Statement).

     24.1 Power of Attorney of Directors (included as part of the signature page).

     Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the date indicated.

                                      SUNGARD DATA SYSTEMS INC.


Date: June 5, 2001                    By:  /s/ James L. Mann
                                         --------------------------------------
                                          James L. Mann
                                          Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Andrew P. Bronstein, Cristobal Conde, Lawrence A. Gross, James L. Mann and Michael J. Ruane and each of them, as Attorney-in-fact, to sign on his behalf individually and in each capacity stated below, and to file, any amendments, including post-effective amendments, to this registration statement.


SIGNATURE                                                   TITLE                             DATE
      /s/ James L. Mann                    Chief Executive Officer and Chairman            June 5, 2001
--------------------------------------     of the Board of Directors
          James L. Mann                    (principal executive officer)

     /s/ Cristobal Conde                   President, Chief Operating                      June 5, 2001
--------------------------------------     Officer and Director
         Cristobal Conde

     /s/ Michael J. Ruane                  Chief Financial Officer and Senior              June 5, 2001
--------------------------------------     Vice President-Finance
         Michael J. Ruane                  (principal financial officer)

     /s/ Andrew P. Bronstein               Vice President and Controller                   June 5, 2001
--------------------------------------     (principal accounting officer)
         Andrew P. Bronstein

     /s/ Till M. Guildimann                Senior Vice President, Strategy and             June 5, 2001
--------------------------------------     Director
         Till M. Guildimann

     /s/ Gregory S. Bentley                Director                                        June 5, 2001
--------------------------------------
         Gregory S. Bentley

     /s/ Michael C. Brooks                 Director                                        June 5, 2001
--------------------------------------
         Michael C. Brooks

     /s/ Albert A. Eisenstat               Director                                        June 5, 2001
--------------------------------------
         Albert A. Eisenstat

     /s/ Bernard Goldstein                 Director                                        June 5, 2001
--------------------------------------
         Bernard Goldstein

     /s/ Michael Roth                      Director                                        June 5, 2001
--------------------------------------
         Michael Roth

     /s/ Malcolm I. Ruddock                Director                                        June 5, 2001
--------------------------------------
         Malcolm I. Ruddock

     /s/ Lawrence J. Schoenberg            Director                                        June 5, 2001
--------------------------------------
         Lawrence J. Schoenberg

                                  EXHIBIT INDEX


Exhibit
-------


5.1               Opinion of Blank Rome Comisky & McCauley LLP.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Blank Rome Comisky & McCauley LLP (included in
                  Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney of Directors (included in the signature page).